Exhibit 10.6

FORM OF Clean diesel technologies, inc.

NOTICE OF GRANT OF RESTRICTED SHARE UNITS

(For US Participant)

Clean Diesel Technologies, Inc. (the “Corporation”) has granted to the Participant an award of Restricted Share Units (the “Award”) pursuant to the Clean Diesel Technologies, Inc. Stock Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) Share of the Corporation, as follows:

Participant:	___________________	Grant ID:	___________________
Date of Grant:	___________________
Number of Restricted Share Units:	____________, subject to adjustment as provided by the Restricted Share Units Agreement.
Settlement Date:

For each Restricted Share Unit, except as otherwise provided by the Restricted Share Units Agreement, the date on which such unit becomes a Vested Unit in accordance with the vesting schedule set forth below.

Vested Units:

Except as provided by the Restricted Share Units Agreement and provided that the Participant’s Service has not terminated prior to the applicable date, the number of Vested Units shall cumulatively increase on each respective date set forth below by the number of units set forth opposite such date, as follows:

	Vesting Date	Number of Units Vesting

By their signatures below or by electronic acceptance or authentication in a form authorized by the Corporation, the Corporation and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Plan and the Restricted Share Units Agreement, both of which are made a part of this document.  The Participant acknowledges that copies of the Plan and the Restricted Share Units Agreement and the prospectus for the Plan are available for review upon request at the Corporation’s offices and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice.  The Participant represents that the Participant has read and is familiar with the provisions of the Plan and Restricted Share Units Agreement, and hereby accepts the Award subject to all of their terms and conditions.

Clean diesel technologies, inc.	PARTICIPANT

By: _________________________________________________	____________________________________________
[officer name]	Signature
[officer title]	____________________________________________
Date
Address:	____________________________________________
Address
____________________________________________

ATTACHMENTS:    Stock Incentive Plan, as amended to the Date of Grant; Restricted Share Units Agreement and Plan Prospectus

Clean diesel Technologies, Inc.

RESTRICTED SHARE UNITS AGREEMENT

(For US Participant)

Clean Diesel Technologies, Inc. has granted to the Participant named in the Notice of Grant of Restricted Share Units (the “Grant Notice”) to which this Restricted Share Units Agreement (the “Agreement”) is attached, an Award consisting of Restricted Share Units subject to the terms and conditions set forth in the Grant Notice and this Agreement.  The Award has been granted pursuant to and shall in all respects be subject to the terms conditions of the Clean Diesel Technologies, Inc. Stock Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference.  By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant  has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.                  Definitions and Construction.

1.1              Definitions.   Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

(a)                “Service” means a Participant’s employment or service with the Corporation, whether as an Employee, Non-Employee Director, consultant or advisor.  Unless otherwise provided by the Board, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Corporation for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service.  Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Corporation.  However, unless otherwise provided by the Board, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract.  Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under this Agreement.  A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be the Corporation.  Subject to the foregoing, the Corporation, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

1.2              Construction.   Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.                  Administration.

All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Corporation in the administration of the Plan or the Award shall be determined by the Board.  All such determinations by the Board shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith.  Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award.  Any officer of the Corporation shall have the authority to act on behalf of the Corporation with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Corporation herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

3.                  The Award.

3.1              Grant of Restricted Share Units.  On the Date of Grant, the Participant shall acquire, subject to the provisions of this Agreement, the Number of Restricted Share Units set forth in the Grant Notice, subject to adjustment as provided in Section 9.  Each Restricted Share Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) Share.

3.2              No Monetary Payment Required.  The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Restricted Share  Units or Shares issued upon settlement of the Restricted Share  Units, the consideration for which shall be past services actually rendered or future services to be rendered to the Corporation or for its benefit.  Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to the Corporation or for its benefit having a value not less than the par value of the Shares issued upon settlement of the Restricted Share  Units.

4.                  Vesting of Restricted Share Units.

Except as otherwise provided by this Section 4 and Section 8, Restricted Share  Units acquired pursuant to this Agreement shall become Vested Units as provided in the Grant Notice.

(a)                Death.   If the Participant’s Service terminates because of the death of the Participant, one hundred percent (100%) of the Restricted Shares Units will become Vested Units as of the Participant’s death.  The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.

(b)               Board Discretion.  The Board, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of any Unvested Units at any time, subject to the terms of the Plan.  If so accelerated, such Restricted Share Units will be considered as having vested as of the date specified by the Board.  Subject to the provisions of this Section 4(b), if the Board, in its discretion, accelerates the vesting of the balance, or some lesser portion of the balance, of the Unvested Units, the payment of such accelerated Restricted Share Units shall be made within two and one-half (2½) months following the end of the Corporation’s tax year that includes the date such accelerated Restricted Share Units vest.

5.                  Reserved.

6.                  Settlement of the Award.

6.1              Issuance of Shares.   Subject to the provisions of Section 6.3 below, the Corporation shall issue to the Participant on the Settlement Date with respect to each Vested Unit to be settled on such date one (1) Share.  Shares issued in settlement of Restricted Share Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 6.3, Section 7 or the Corporation’s Insider Trading Policy.

6.2              Beneficial Ownership of Shares; Certificate Registration.   The Participant hereby authorizes the Corporation, in its sole discretion, to deposit any or all Shares acquired by the Participant pursuant to the settlement of the Award with the Corporation’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such Shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Corporation has notice.  Except as provided by the foregoing, a certificate for the Shares acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

6.3              Restrictions on Grant of the Award and Issuance of Shares.   The grant of the Award and issuance of Shares upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  No Shares may be issued hereunder if the issuance of such Shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed.  The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Corporation’s legal counsel to be necessary to the lawful issuance of any Shares subject to the Award shall relieve the Corporation of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained.  As a condition to the settlement of the Award, the Corporation may require the Participant  to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Corporation.

6.4              Fractional Shares.   The Corporation shall not be required to issue fractional Shares upon the settlement of the Award.

7.                  Tax Withholding.

7.1              In General.  At the time the Grant Notice is executed, or at any time thereafter as requested by the Corporation, the Participant  hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Corporation, if any, which arise in connection with the Award, the vesting of Restricted Share Units or the issuance of Shares in settlement thereof.  The Corporation shall have no obligation to deliver Shares until the tax withholding obligations of the Corporation have been satisfied by the Participant.

7.2              Assignment of Sale Proceeds.  Subject to compliance with applicable law and the Corporation’s Insider Trading Policy, if permitted by the Corporation, the Participant may satisfy the Corporation’s tax withholding obligations in accordance with procedures established by the Corporation providing for delivery by the Participant to the Corporation or a broker approved by the Corporation of properly executed instructions, in a form approved by the Corporation, providing for the assignment to the Corporation of the proceeds of a sale with respect to some or all of the Shares being acquired upon settlement of Restricted Share Units.

7.3              Withholding in Shares.  The Corporation shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of the Corporation’s tax withholding obligations by deducting from the Shares otherwise deliverable to the Participant in settlement of the Award a number of whole Shares having a fair market value, as determined by the Corporation as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.

8.                  Effect of Change in Control.

In the event of a Change in Control, except to the extent that the Board determines to cash out the Award in accordance with Section 8.2(c) of the Plan, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, assume or continue in full force and effect the Corporation’s rights and obligations with respect to all or any portion of the outstanding Restricted Share Units or substitute for all or any portion of the outstanding Restricted Share Units substantially equivalent rights with respect to the Acquiror’s capital stock.  For purposes of this Section, a Restricted Share Unit shall be deemed assumed if, following the Change in Control, the Restricted Share Unit confers the right to receive, subject to the terms and conditions of the Plan and this Agreement, the consideration (whether shares, cash, other securities or property or a combination thereof) to which a holder of a Share on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration is not solely common shares of the Acquiror, the Board may, with the consent of the Acquiror, provide for the consideration to be received upon settlement of the Restricted Share Unit to consist solely of common shares of the Acquiror equal in Fair Market Value to the per Share consideration received by holders of Shares pursuant to the Change in Control.  The Award shall terminate and cease to be outstanding effective as of the time of consummation or the Change in Control to the extent that the Award is neither assumed or continued by the Acquiror in connection with the Change in Control nor settled as of the time of the Change in Control.

9.                  Adjustments for Changes in Capital Structure.

Subject to any required action by the stockholders of the Corporation and the requirements of Section 409A of the Code to the extent applicable, in the event of any change in the Shares effected without receipt of consideration by the Corporation, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, share dividend, share split, reverse share split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Corporation, or in the event of payment of a dividend or distribution to the stockholders of the Corporation in a form other than Shares (other than regular, periodic cash dividends paid on Shares pursuant to the Corporation’s dividend policy) that has a material effect on the Fair Market Value of Shares, appropriate and proportionate adjustments shall be made in the number of Restricted Share Units subject to the Award and/or the number and kind of shares or other property to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award.  For purposes of the foregoing, conversion of any convertible securities of the Corporation shall not be treated as “effected without receipt of consideration by the Corporation.”  Any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of ownership of Restricted Share Units acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all Restricted Share Units originally acquired hereunder.  Any fractional Restricted Share Unit or Share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number.  Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.

10.              Rights as a Stockholder, Director, Employee, Consultant or Advisor.

The Participant  shall have no rights as a stockholder with respect to any Shares which may be issued in settlement of this Award until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the Shares are issued, except as provided in Section 9.  If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Corporation and the Participant, the Participant’s employment is “at will” and is for no specified term.  Nothing in this Agreement shall confer upon the Participant  any right to continue in the service of the Corporation or interfere in any way with any right of the Corporation to terminate the Participant’s Service at any time.

11.              Legends.

The Corporation may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing Shares issued pursuant to this Agreement.  The Participant shall, at the request of the Corporation, promptly present to the Corporation any and all certificates representing Shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

12.                  Compliance with Section 409A.

It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in Section 409A Deferred Compensation shall comply in all respects with the applicable requirements of Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Board in good faith) to avoid the unfavorable tax consequences provided therein for non‑compliance.  In connection with effecting such compliance with Section 409A, the following shall apply:

12.1          Separation from Service; Required Delay in Payment to Specified Employee.  Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s termination of Service which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”) shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of the Section 409A Regulations.  Furthermore, to the extent that the Participant is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Participant’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Participant’s separation from service shall paid to the Participant before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service.  All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

12.2          Other Delays in Payment.  Neither the Participant nor the Corporation shall take any action to accelerate or delay the payment of any benefits under this Agreement in any manner which would not be in compliance with the Section 409A Regulations.

12.3          Amendments to Comply with Section 409A; Indemnification.  Notwithstanding any other provision of this Agreement to the contrary, the Corporation is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Corporation, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations without prior notice to or consent of the Participant.  The Participant hereby releases and holds harmless the Corporation, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.

12.4          Advice of Independent Tax Advisor.  The Corporation has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Corporation does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award.  The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Corporation or any of its agents as to the effect of or the advisability of entering into this Agreement.

13.              Miscellaneous Provisions.

13.1          Termination or Amendment.  The Board may terminate or amend the Plan or this Agreement at any time; provided, however, that except as provided in Section 8 in connection with a Change in Control, no such termination or amendment may have a materially adverse effect on the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A.  No amendment or addition to this Agreement shall be effective unless in writing.

13.2          Nontransferability of the Award.  Prior to the issuance of Shares on the applicable Settlement Date, neither this Award nor any Restricted Share Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

13.3          Unfunded Obligation.  The Participant shall have the status of a general unsecured creditor of the Corporation.  Any amounts payable to the Participant pursuant to the Award shall be an unfunded and unsecured obligation for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974.  The Corporation shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.  The Corporation shall retain at all times beneficial ownership of any investments, including trust investments, which the Corporation may make to fulfill its payment obligations hereunder.  Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Plan Administrator or the Corporation and the Participant, or otherwise create any vested or beneficial interest in the Participant or the Participant’s creditors in any assets of the Corporation.  The Participant shall have no claim against the Corporation for any changes in the value of any assets which may be invested or reinvested by the Corporation with respect to the Award.

13.4          Further Instruments.  The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

13.5          Binding Effect.  This Agreement shall inure to the benefit of the successors and assigns of the Corporation and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

13.6          Delivery of Documents and Notices.  Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Corporation, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a)                Description of Electronic Delivery.  The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Corporation provided generally to the Corporation’s stockholders, may be delivered to the Participant electronically.  In addition, if permitted by the Corporation, the Participant may deliver electronically the Grant Notice to the Corporation or to such third party involved in administering the Plan as the Corporation may designate from time to time.  Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Corporation intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Corporation.

(b)               Consent to Electronic Delivery.  The Participant acknowledges that the Participant has read Section 13.6(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Corporation, the delivery of the Grant Notice, as described in Section 13.6(a).  The Participant acknowledges that he or she may receive from the Corporation a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Corporation by telephone or in writing.  The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails.  Similarly, the Participant understands that the Participant must provide the Corporation or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails.  The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.6(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Corporation of such revoked consent or revised e-mail address by telephone, postal service or electronic mail.  Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.6(a).

13.7          Integrated Agreement.  The Grant Notice, this Agreement and the Plan, together with any employment, service or other agreement between the Participant and the Corporation referring to the Award, shall constitute the entire understanding and agreement of the Participant  and the Corporation with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant  and the Corporation with respect to such subject matter.  To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.

13.8          Applicable Law.  This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

13.9          Counterparts.   The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.